UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 11, 2026
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NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1600 Sierra Point Parkway, Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On June 11, 2026, Nurix Therapeutics, Inc. (the “Company”) issued a press release announcing the presentation at the European Hematology Association Congress (“EHA2026”) of updated clinical data from from the Phase 1a/1b study of the Company’s novel Bruton's tyrosine kinase (BTK) degrader bexobrutideg (NX-5948) in patients with relapsed or refractory chronic lymphocytic leukemia (CLL) and small lymphocytic lymphoma (SLL).

A copy of the press release, which includes the data to be presented at EHA2026, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01    Other Events.
On June 11, 2026, the Company announced updated data from the Phase 1 clinical trial of bexobrutideg (NX-5948).
The updated data from the Phase 1a/1b study of bexobrutideg (NX-5948-301) in patients with CLL and SLL include safety findings across all CLL/SLL patients, updated safety findings for patients treated at the recommended Phase 2 dose (RP2D) of 600 mg once daily, updated Phase 1a results with extended follow-up, and new data from two Phase 1b cohorts evaluating bexobrutideg in earlier lines of treatment, including a cohort of BTK inhibitor (BTKi)-treated and BCL-2 inhibitor (BCL2i)-naïve patients and a cohort of BTKi-naïve patients, including treatment-naïve patients.

Phase 1a/1b safety findings and Phase 1a demographics
As of the January 1, 2026 data cutoff, the Phase 1a/1b safety population included 142 patients with CLL/SLL, including 86 patients treated at the 600 mg dose. Bexobrutideg was well tolerated across the Phase 1a/1b population, consistent with prior disclosures. The treatment-emergent adverse event (TEAE) profile was comparable between the overall patient population and patients receiving the 600 mg dose, with the most common TEAEs in patients including purpura/contusion, neutropenia, petechiae, diarrhea and fatigue. There were no dose-limiting toxicities. Three Grade 5 adverse events were reported, all of which were deemed not related to treatment.
The Phase 1a population had received a median of four prior lines of therapy (range = 2-12), including prior BTK inhibitors (97.9%), prior BCL2 inhibitors (83.3%) and prior non-covalent BTK inhibitors (27.1%). At baseline, many patients had mutations associated with BTK inhibitor resistance, including mutations in BTK (38.3%) and PLCG2 (14.9%). Poor prognostic features were common, including TP53 mutations (44.7%). Five patients (10.4%) in the Phase 1a population had central nervous system (CNS) involvement at baseline.

Phase 1a efficacy update
The updated Phase 1a data included 48 patients with relapsed or refractory CLL/SLL treated at starting dose levels ranging from 50 mg to 600 mg once daily, with a median follow-up of 22.4 months. Among the 47 response-evaluable patients, the objective response rate (ORR) was 83.0%, including two patients (4.3%) with a complete response, one patient (2.1%) with nodal partial response, and 36 patients (76.6%) with partial response. Six patients (12.8%) showed stable disease and two patients (4.3%) experienced progressive disease. Median progression-free survival was 22.1 months (95% Confidence Interval: 14.0 months to Not Reached). Clinical responses were observed across difficult-to-treat subgroups, including patients with BTK inhibitor resistance mutations, high-risk molecular features and CNS involvement.

Phase 1b earlier-line cohorts
The Phase 1b earlier-line cohorts include Cohort 5, which enrolled BTKi-treated and BCL2i-naïve patients, and Cohort 15, which enrolled BTKi-naïve patients, including treatment-naïve patients.
Cohort 5 enrolled 19 patients, 18 of whom remained on treatment as of the data cutoff. Among the 14 patients evaluable for response, the ORR was 92.9% with a median follow-up of 5.2 months.

Cohort 15 enrolled 20 patients, including 10 treatment-naïve patients, 19 of whom remained on treatment as of the data cutoff. Among the 19 patients evaluable for response, the ORR was 84.2% with a median follow-up of 4.9 months.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed or furnished, as applicable, herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

99.1	Nurix Therapeutics, Inc. Press Release dated June 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: June 11, 2026	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer